Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Codiak BioSciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	1,119,191(1)(3)	$4.28(2)	$4,790,137.48	$0.0000927	$444.05
Total Offering Amount					$4,790,137.48		$444.05
Total Fee Offsets
Net Fee Due							$444.05

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of Codiak BioSciences, Inc. (the “Registrant”) that became issuable under the Registrant’s 2020 Stock Option and Incentive Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

The price of $4.28 per share, which is the average of the high and low sale prices of the Common Stock of the registrant as quoted on The Nasdaq Global Market on March 7, 2022, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.

(3)

Represents an automatic increase to the number of shares available for issuance under the 2020 Plan, in accordance with the automatic annual increase provision of the 2020 Plan, effective as of January 1, 2022. Shares available for issuance under the 2020 Plan were previously registered on the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on October 16, 2020 (File No. 333-249507) and March 17, 2021 (File No. 333-254405).